Exhibit 8.1

350 S. Main Street, Suite 300 Ann Arbor, MI 48104-2131 Telephone: (734) 623-7075 Facsimile: (734) 623-1625 http://www.dickinsonwright.com

October 15, 2015

Community Shores Bank Corporation
1030 W. Norton Avenue
Muskegon, Michigan 49441

Re:	Opinion Concerning Material U.S. Federal Income Tax Considerations For Investors Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Community Shores Bank Corporation, a Michigan corporation (the “Company” or “Community Shores”), in connection with a filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on a Form S-1 (Registration No. 333-205233) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of (i) shares of common stock of the Company (the “Common Stock”), and (ii) subscription rights to purchase Common Stock, in each case referred to therein, and in connection with the distribution by the Company to record holders of its Common Stock of the Rights to purchase additional shares of Common Stock (the “Rights Offering”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto, and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, (i) the Articles of Incorporation of Community Shores; (ii) the Bylaws of Community Shores; (iii) records of actions of the shareholders and Board of Directors of Community Shores; (iv) resolutions of the Board of Directors of Community Shores relating to the issuance of the Securities; (v) the Registration Statement; and (vi) such other documents, including the Preliminary Prospectus, as we have deemed appropriate in connection with this opinion.

ARIZONA   KENTUCKY   MICHIGAN   NEVADA   OHIO   TENNESSEE   WASHINGTON DC   TORONTO

Dickinson Wright PLLC

Community Shores Bank Corporation

October 15, 2015

In rendering our opinion, we have assumed the genuiness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

In rendering our opinion, we have assumed (with your permission), that (i) the Rights Offering will be consummated as described in the Registration Statement, and (ii) the statements concerning the terms of the Rights Offering set forth in the Registration Statement, are, and will remain, true, complete and correct at all times up to and including the consummation of the Rights Offering.

Our opinion is based on current provisions of the Internal Revenue Code of 1986 (as amended), Treasury Regulations promulgated thereunder, administrative rulings, judicial authorities and other applicable existing U.S. federal income tax authorities, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Rights Offering after the date of effectiveness of the Registration Statement, or any inaccuracy in the statements, facts and assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinion is limited to the tax matter specifically covered hereby. No opinion should be inferred as to (i) any other tax consequences of the Rights Offering, or (ii) the tax consequences of the Rights Offering under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We are admitted to practice in the State of Michigan, and we express no opinion as to matters governed by any laws other than the federal laws of the United States of America.

Based on the foregoing and subject to the qualifications set forth herein, we hereby state that each portion of the discussion under the caption “Material U.S. Federal Income Tax Considerations For Investors” in the Registration Statement, that is referred to as the opinion of Dickinson Wright PLLC, constitutes our opinion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our Firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Dickinson Wright PLLC

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